Exhibit 99.1

FOR IMMEDIATE RELEASE

Mercury Computer Systems Announces the Sale of Visage Imaging to Pro Medicus Limited

CHELMSFORD, Mass. - January 27, 2009 - Mercury Computer Systems, Inc. (NASDAQ: MRCY), a leading provider of embedded, high-performance computing systems and software for complex image, sensor, and signal processing applications, announced that it signed a definitive agreement and closed on the sale of its wholly-owned subsidiaries, Visage Imaging®, Inc. and its affiliate Visage Imaging GmbH, to Australia-based Pro Medicus Limited. The financial terms of the transaction were not disclosed.

“This transaction is a major step toward our goal of divesting our unprofitable and non-core businesses by the end of this fiscal year,” said Mark Aslett, President and CEO of Mercury Computer Systems. “In pursuing strategic alternatives for Visage Imaging, we conducted a thorough process and found a strategic fit in Pro Medicus, a buyer committed to serving Visage customers. Pro Medicus is a public entity in the healthcare industry that is keenly interested in and well-positioned to pursue the full growth potential of the Visage Imaging technologies within the life sciences domain.”

Mr. Aslett continued: “I extend my gratitude to the Visage team for their commitment to developing innovative technology solutions in the pursuit of more cost-effective and competent healthcare.”

Visage Imaging, Inc. is a leading provider of scalable, enterprise-wide advanced visualization and image distribution solutions for hospitals and imaging centers. Visage Imaging’s thin client servers and picture archiving and communication systems (PACS) offer an optimized, integrated workflow for all primary interpretation, post processing, and image review tasks within and beyond radiology, via LAN or WAN, as well as over the Internet.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A.

978-256-1300  •  Fax 978-256-3599  •  www.mc.com

Mercury Announces the Sale of Visage Imaging to Pro Medicus Limited., Page 2

As a leading provider of IT solutions and services to the private healthcare industry, Pro Medicus offers a range of enterprise-wide technology solutions to large medical corporations and individual medical group practices. Pro Medicus will integrate the Visage® Client/Server and PACS solutions, and the amira® 3D visualization software, with its Digital Imaging portfolio that includes Radiology Information Systems (RIS).

Pro Medicus Limited

Pro Medicus Limited provides healthcare information technology solutions to large medical corporations and individual medical group practices in Australia and North America through its alliance with Agfa. Pro Medicus products consist of core and e-health applications, digital radiology PACS integration products, and services that are designed to aid the management of medical practices.

Mercury Computer Systems, Inc. – Where Challenges Drive Innovation™

Mercury Computer Systems (www.mc.com, NASDAQ: MRCY) provides embedded computing systems and software that combine image, signal, and sensor processing with information management for data-intensive applications. With deep expertise in optimizing algorithms and software and in leveraging industry-standard technologies, we work closely with customers to architect comprehensive, purpose-built solutions that capture, process, and present data for defense electronics, homeland security, and other computationally challenging commercial markets. Our dedication to performance excellence and collaborative innovation continues a 25-year history in enabling customers to gain the competitive advantage they need to stay at the forefront of the markets they serve.

Mercury is based in Chelmsford, Massachusetts, and serves customers worldwide through a broad network of direct sales offices, subsidiaries, and distributors.

Forward-Looking Safe Harbor Statement

This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the agreement to sell wholly-owned subsidiary Visage Imaging, Inc. and Visage Imaging GmbH to Pro Medicus Limited. You can identify these statements by our use of the words “may,” “will,” “should,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of continued geo-political unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A.

978-256-1300  •  Fax 978-256-3599  •  www.mc.com

Mercury Announces the Sale of Visage Imaging to Pro Medicus Limited., Page 3

completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, continued funding of defense programs, the timing of such funding, changes in the U.S. Government’s interpretation of federal procurement rules and regulations, market acceptance of the Company’s products, shortages in components, production delays due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, and difficulties in retaining key customers. These risks and uncertainties also include such additional risk factors as are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2008. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

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Contact:

Robert Hult, Senior Vice President and CFO

Mercury Computer Systems, Inc.

978-967-1990

Challenges Drive Innovation is a trademark, and amira, Visage, Visage Imaging, are registered trademarks of Mercury Computer Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A.

978-256-1300  •  Fax 978-256-3599  •  www.mc.com